Exhibit 99.1

NEWS RELEASE

For Release:        Immediately
Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES
FOURTH QUARTER EARNINGS

Calhoun, Georgia, February 21, 2013 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2012 fourth quarter net earnings of $66 million and diluted earnings per share (EPS) of $0.95. Excluding restructuring charges, net earnings were $70 million and EPS was $1.01, a 40% increase over last year's fourth quarter adjusted EPS. Net sales for the fourth quarter of 2012 were $1.44 billion, an increase of 4% versus the prior year's fourth quarter and an increase of 5% on a constant exchange rate basis. For the fourth quarter of 2011, net sales were $1.38 billion, net earnings were $43 million and EPS was $0.62. Excluding unusual items, adjusted net earnings for the fourth quarter of 2011 were $50 million and adjusted EPS was $0.72.
For the year ended December 31, 2012, net sales were $5.79 billion, an increase of 3% versus the prior year and 4% on a constant exchange rate basis. Net earnings and EPS for the year were $250 million and $3.61, respectively. Excluding restructuring charges, net earnings were $262 million and EPS was $3.78, an increase of 29% over adjusted EPS in 2011. For the year ended December 31, 2011, net sales were $5.64 billion, net earnings were $174 million and EPS was $2.52. Excluding unusual items, adjusted 2011 net earnings and adjusted EPS were $202 million and $2.92, respectively.
Commenting on Mohawk Industries' fourth quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “Price increases, productivity improvements, mix and lower interest all contributed to solid results for the period. During the quarter, we generated adjusted EBITDA of $165 million and cash flow from operations of $289 million and for the year adjusted EBITDA of $677 million and cash flow from operations of $588 million. In the U.S., we improved our mix as our higher value products gained greater traction with consumers. Our recent expansion into new international markets has generated additional growth in Mexico, Russia and Australia. In 2012, we kept SG&A dollars in line with 2011, while investing in innovative marketing and products. We are continuing to strategically invest in growing our core businesses and since October, we have announced the agreement to acquire three businesses - Pergo, Marazzi and Spano. All of these transactions in combination with our existing businesses will position Mohawk for significant growth in the future. In January, we successfully issued $600 million of ten year bonds at a coupon rate of 3.85% and plan to use the proceeds to finance a portion of our Marazzi acquisition.”
Mohawk segment sales were flat during the fourth quarter, with carpet sales performing better than rug sales. Our rug sales improved from last quarter, though they remain below the prior year as lower product mix and retail sales continued to decrease our results. Our new premium carpets have improved our overall selling prices and margins however sales levels were impacted by home center product transitions that we expect to be completed during the first quarter. We recently announced a carpet price increase of 4-6% to cover rising material costs. By applying the innovative processes used to develop SmartStrand Silk, we introduced our Wear-Dated Embrace nylon collection in the fourth quarter. This extends our leadership position in the ultra-soft premium category. In the commercial category, we grew sales of our new carpet tile introductions made from our premium Duracolor fiber as designers embraced the styling with high performance stain and soil resistance. We executed manufacturing productivity improvements across the business through waste reduction, enhanced recycled content and improved efficiencies.
Dal-Tile segment sales grew 15% during the quarter, with gains in the U.S. and Mexico supported by new product introductions with enhanced textures, sophisticated designs and larger formats in both residential and commercial categories. Margin expansion came from higher volumes, enhanced productivity and improved yields partially offset by plant shutdowns to reduce inventory as our new capacity ramped up faster than anticipated. Sales grew in all residential channels with successful launches of new Reveal Imaging designs, coordinated wall, floor and mosaics collections, larger format tiles from our Chinese joint venture and new decorative assortments in the home center channel. Commercial sales continued strong with the hospitality sector leading the category. In Mexico, we increased production at our Salamanca facility and we are optimizing the plant's efficiencies and yields. During the quarter, Dal-Tile lowered overall manufacturing costs with higher efficiencies, improved material formulations, increased recycled content and effective quality initiatives.
Unilin segment sales grew 1% or 5% at a constant exchange rate. Increased laminate and hardwood sales in North America, growth in our insulation boards, expanded participation in the DIY channel and solid results from our Australian distribution business contributed to our sales improvement. Our margins were favorably impacted by lower amortization charges partially offset by material inflation and negative mix as European consumers purchased more value based alternatives. In North America, new product introductions, promotions and additional home center business enhanced our sales. To support continuing growth in our insulation board business, we have begun construction of a new manufacturing facility in France. As Western European housing contracted, our roof panel sales have declined and we reduced our workforce to balance accordingly. We have licensed patents for our click furniture to additional manufacturers who are introducing new products that will increase interest in the technology.
Through product innovation, expanded distribution and process improvements, Mohawk delivered solid fourth quarter results. We are seeing some inflation in our raw materials and are taking the appropriate actions in the marketplace to address. In the U.S., low mortgage rates, stabilizing home prices and improving employment should sustain the housing recovery. We believe that U.S. residential remodeling should see improvement in the future and that the European economic conditions are near a bottom. We anticipate revenue growth for 2013 as the U.S. market improves and we realize some benefits from recent acquisitions. The first quarter earnings are seasonally the lowest and represented a little less than one sixth of 2012's full year results. With this, our guidance for first quarter earnings is $0.77 to $0.86 per share, excluding any restructuring, acquisition costs and interest on the new bonds for Marazzi.
Mohawk is a leading supplier of flooring for both residential and commercial applications. Mohawk provides a complete selection for all markets of carpet, ceramic tile, laminate, wood, stone, vinyl and rugs. These products are marketed under the premier brands in the industry including Mohawk, Karastan, Lees, Bigelow, Durkan, Mohawk Home, Daltile, American Olean, Unilin, Pergo and Quick-Step. Mohawk's unique merchandising and marketing assists consumers in creating exquisite floors to fulfill their dreams. Mohawk provides a premium level of service with its own trucking fleet and local distribution in the U.S. Mohawk's international presence includes operations in Australia, Brazil, China, Europe, India, Malaysia, Mexico and Russia.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company's products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk's SEC reports and public announcements.

Conference call Friday, February 22, 2013 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.
Conference ID # 91220581. A replay will be available until March 8, 2013 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 91220581.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net sales	$1,435,659	1,378,297	5,787,980	5,642,258
Cost of sales	1,066,329	1,042,880	4,297,922	4,225,379
Gross profit	369,330	335,417	1,490,058	1,416,879
Selling, general and administrative expenses	273,470	269,123	1,110,550	1,101,337
Operating income	95,860	66,294	379,508	315,542
Interest expense	15,402	24,130	74,713	101,617
Other expense, net	1,366	257	303	14,051
Earnings before income taxes	79,092	41,907	304,492	199,874
Income tax expense	12,703	(1,990)	53,599	21,649
Net earnings	66,389	43,897	250,893	178,225
Net earnings attributable to noncontrolling interest	—	(966)	(635)	(4,303)
Net earnings attributable to Mohawk Industries, Inc.	$66,389	42,931	250,258	173,922
Basic earnings per share attributable to Mohawk Industries, Inc.	$0.96	0.62	3.63	2.53
Weighted-average common shares outstanding - basic	69,095	68,768	68,988	68,736
Diluted earnings per share attributable to Mohawk Industries, Inc.	$0.95	0.62	3.61	2.52
Weighted-average common shares outstanding - diluted	69,536	69,016	69,306	68,964

Other Financial Information
(Amounts in thousands)
Net cash provided by operating activities	$289,043	162,805	587,590	300,993
Depreciation and amortization	$63,878	74,930	280,293	297,734
Capital expenditures	$73,296	93,313	208,294	275,573

Consolidated Balance Sheet Data
(Amounts in thousands)
			December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents			$477,672	311,945
Receivables, net			679,473	686,165
Inventories			1,133,736	1,113,630
Prepaid expenses and other current assets			147,580	135,514
Deferred income taxes			111,585	150,910
Total current assets			2,550,046	2,398,164
Property, plant and equipment, net			1,692,852	1,712,154
Goodwill			1,385,771	1,375,175
Intangible assets, net			553,799	605,100
Deferred income taxes and other non-current assets			121,216	115,635
Total assets			$6,303,684	6,206,228

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt			$55,213	386,255
Accounts payable and accrued expenses			773,436	715,091
Total current liabilities			828,649	1,101,346
Long-term debt, less current portion			1,327,729	1,200,184
Deferred income taxes and other long-term liabilities			427,689	455,190
Total liabilities			2,584,067	2,756,720
Noncontrolling interest			—	33,723
Total stockholders' equity			3,719,617	3,415,785
Total liabilities and stockholders' equity			$6,303,684	6,206,228

Segment Information	Three Months Ended		As of and for the Twelve Months Ended
(Amounts in thousands)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net sales:
Mohawk	$725,895	723,975	2,912,055	2,927,674
Dal-Tile	401,637	348,541	1,616,383	1,454,316
Unilin	329,969	326,321	1,350,349	1,344,764
Intersegment sales	(21,842)	(20,540)	(90,807)	(84,496)
Consolidated net sales	$1,435,659	1,378,297	5,787,980	5,642,258

Operating income (loss):
Mohawk	$51,968	30,687	158,196	109,874
Dal-Tile	21,039	18,387	120,951	101,298
Unilin	29,796	21,640	126,409	127,147
Corporate and eliminations	(6,943)	(4,420)	(26,048)	(22,777)
Consolidated operating income	$95,860	66,294	379,508	315,542

Assets:
Mohawk			$1,721,214	1,769,065
Dal-Tile			1,731,258	1,732,818
Unilin			2,672,389	2,533,070
Corporate and eliminations			178,823	171,275
Consolidated assets			$6,303,684	6,206,228

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net earnings attributable to Mohawk Industries, Inc.		$66,389	42,931	250,258	173,922
Adjusting items:
Unrealized foreign currency losses (1)		—	—	—	9,085
Operating lease correction (2)		—	6,035	—	6,035
Business restructurings		6,109	7,696	18,564	23,209
Debt extinguishment costs		—	—	—	1,116
Income taxes		(2,111)	(7,152)	(7,003)	(11,749)
Adjusted net earnings attributable to Mohawk Industries, Inc.		$70,387	49,510	261,819	201,618

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.		$1.01	0.72	3.78	2.92
Weighted-average common shares outstanding - diluted		69,536	69,016	69,306	68,964

Reconciliation of Operating Cash Flow to Free Cash Flow
(Amounts in thousands)
	Three Months Ended
	December 31, 2012
Net cash provided by operating activities	$289,043
Capital expenditures	73,296
Free cash flow	$215,747

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
	December 31, 2012	December 31, 2011
Current portion of long-term debt	$55,213	386,255
Long-term debt, less current portion	1,327,729	1,200,184
Less: Cash and cash equivalents	477,672	311,945
Net Debt	$905,270	1,274,494

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended				Trailing Twelve Months Ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 31, 2012	December 31, 2012
Operating income	$71,976	107,718	103,954	95,860	379,508
Other (expense) income	1,825	(440)	(322)	(1,366)	(303)
Net earnings attributable to noncontrolling interest	(635)	—	—	—	(635)
Depreciation and amortization	73,286	71,831	71,298	63,878	280,293
EBITDA	146,452	179,109	174,930	158,372	658,863
Business restructurings	—	8,226	4,229	6,109	18,564
Adjusted EBITDA	$146,452	187,335	179,159	164,481	677,427

Net Debt to Adjusted EBITDA					1.3

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net sales	$1,435,659	1,378,297	5,787,980	5,642,258
Adjustment to net sales on a constant exchange rate	9,423	—	92,300	—
Net sales on a constant exchange rate	$1,445,082	1,378,297	5,880,280	5,642,258

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Dal-Tile	December 31, 2012	December 31, 2011
Net sales	$401,637	348,541
Adjustment to segment net sales on a constant exchange rate	(1,635)	—
Segment net sales on a constant exchange rate	$400,002	348,541

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Unilin	December 31, 2012	December 31, 2011
Net sales	$329,969	326,321
Adjustment to segment net sales on a constant exchange rate	11,058	—
Segment net sales on a constant exchange rate	$341,027	326,321

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Operating income	$95,860	66,294	379,508	315,542
Operating lease correction (2)	—	6,035	—	6,035
Business restructurings	6,109	7,696	18,564	23,209
Adjusted operating income	$101,969	80,025	398,072	344,786
Adjusted operating margin as a percent of net sales	7.1%	5.8%	6.9%	6.1%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
Mohawk	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Operating income	$51,968	30,687	158,196	109,874
Operating lease correction (2)	—	2,761	—	2,761
Business restructurings	—	7,696	10,504	23,209
Adjusted segment operating income	$51,968	41,144	168,700	135,844
Adjusted operating margin as a percent of net sales	7.2%	5.7%	5.8%	4.6%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
Dal-Tile	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Operating income	$21,039	18,387	120,951	101,298
Operating lease correction (2)	—	3,274	—	3,274
Business restructurings	6,109	—	6,109	—
Adjusted segment operating income	$27,148	21,661	127,060	104,572
Adjusted operating margin as a percent of net sales	6.8%	6.2%	7.9%	7.2%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
Unilin	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Operating income	29,796	21,640	126,409	127,147
Business restructurings	—	—	1,951	—
Adjusted segment operating income	$29,796	21,640	128,360	127,147
Adjusted operating margin as a percent of net sales	9.0%	6.6%	9.5%	9.5%

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	December 31, 2012	December 31, 2011
Earnings before income taxes	$79,092	41,907
Adjustments to earnings before income taxes:
Operating lease correction (2)	—	6,035
Business restructurings	6,109	7,696
Adjusted earnings before income taxes	$85,201	55,638

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	December 31, 2012	December 31, 2011
Income tax expense	$12,703	(1,990)
Income tax effect of adjusting items	2,111	7,152
Adjusted income tax expense	$14,814	5,162

Adjusted income tax rate	17%	9%

(1) Unrealized foreign currency losses in Q3 2011 for certain of the Company's consolidated foreign subsidiaries that measure financial position and results using the U.S. dollar rather than the local currency.

(2) Correction of an immaterial error related to accounting for operating leases
The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for the planning and forecasting in subsequent periods.